U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                                FORM 8-K


                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): October 26, 2004

                           ENEFTECH CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

Texas                              0-32677                          76-067616
(State or Other Jurisdiction (Commission File Number)            I.R.S. Employer
of Incorporation) 							 Identification No.)

371-A Bethany Road, Burbank, California                                915042
(Address of Principal Executive Offices)                             (Zip Code)

Registrant?s telephone number, including area code:  (310) 994-4408

                 P.O. Box 6162, Burbank, California 91510
                    (Mailing Address of Corporation)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[  ]   	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 (17 CFR 240.14a-12)

[  ]   	Pre-commencement communications pursuant to Rule 14d-2(b) under the
 Exchange Act (17 CFR 240.14d-2(b))

[  ]   	Pre-commencement communications pursuant to Rule 13e-4(c) under the
 Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

	As previously reported, on August 4, 2004, the Registrant (the ?Company?) entered into an Agreement and Release with its CEO and Chairman, E. Forrest Whitaker IV, under which Mr. Whitaker resigned as an officer and director of the Company and released any claims of any kind against the Company, including any claims under the Security Agreement-Instruments dated May 4, 2004 between the Company and Mr. Whitaker. Mr. Whitaker had been appointed as a Director and CEO of the Company on May 4, 2004. As a result of this action, Stephen Stotesbery, President of the Company, and Terence O?Keefe, were left as the remaining Directors of the Company. Effective October 26, 2004, Stan Hirschman of Plano, Texas and Phil Pearce of Charlotte, North Carolina, were appointed as additional Directors of the Company.

	Mr. Hirschman is President of CPointe Associates, Inc., of Plano. Texas, an executive management consulting firm that specializes in solutions for companies with emerging technology-based products and is well-versed in the challenges of regulated corporate governance. He is Chairman of the Board of Bravo Foods International, a director of Redwood Grove Capital Management LLC, former Chairman of Mustang Software and former director of Imaging Diagnostic Systems, Inc., Aqua-Wellington Funds and ObjectSoft Corporation. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation. His client list has included SBC Wireless, Northern Telecom (Nortel), Netcom, Mindspring, Datametrics, Earthlink, Inc., Retail Highway and Xybernaut Corporation. Additionally, he is a founder of Aiirmesh Communications, a provider of Wireless high-speed community broadband. He is also a member of the National Association of Corporate Directors and the KMPG Audit Committee Roundtable training program. He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

	Mr. Pearce has served as Chairman of the Board of Governors of the National Association of Securities Dealers, where he was closely involved in the formation of the NASDAQ Stock Market. He has also been a Governor of the New York Stock Exchange and a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. He has been an independent business consultant with Phil E. Pearce & Associates since 1990, and is a Director of 5 G Wireless Communications, Inc. and Redwood Grove Capital Management LLC, and Chairman of Financial Express Corporation.

Item 8.01	OTHER EVENTS.

	On October 29, 2004, the Company filed an election with the SEC under Form N54-a, to be treated as a Business Development Company under Section 55 of the Investment Company Act of 1940. The Company?s Board of Directors concluded that electing status as a Business Development Company is more compatible with the Company?s business plan and operations, which is to invest in and provide management, administrative and financial assistance to private or public companies with substantial potential for growth, but which lack the capital and management expertise to execute their business model. As a result of the election, the Company is required, among other things, to maintain an independent Board of Directors. Messrs. O?Keefe, Hirschman and Pearce are considered to be independent directors for this purpose since they are not officers or employees of the Company and do not hold five percent or more of the shares of the Company. The Company also is required to establish and maintain an Audit Committee, a Compensation Committee, and an Investment Committee, and to adopt a Code of Ethics and Guidelines for Corporate Governance, all of which have been established.

ITEM  9.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.
             --------

     The following exhibits are filed herewith:


	None

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: November 5, 2004


                            ENEFTECH CORPORATION.



                            By /s/ Stephen Stotesbery
                               -----------------------------------------------